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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation

                                                    CONTACT: Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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      ENGLOBAL SIGNS THREE-YEAR SUBCONTRACTOR AGREEMENT WITH WORLEYPARSONS

HOUSTON, TX, APRIL 5, 2006 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and systems services, today announced that its wholly-owned subsidiary, ENGlobal Engineering, Inc. ("EEI"), has been awarded a three-year contract from WorleyParsons (ASX: WOR), a leading provider of professional services to the energy, resource, and complex process industries, to subcontract engineering, procurement and construction management services for ExxonMobil in the Beaumont area.

Under the agreement, WorleyParsons and ENGlobal will provide ExxonMobil with process design, detailed engineering, procurement, and construction management services. EEI's Beaumont office will primarily support this project, with approximately 100 people, utilizing resources from other offices on an as needed basis. WorleyParsons and ENGlobal plan to use an integrated team approach and work closely with ExxonMobil personnel.

"We look forward to working with WorleyParsons over the next three years, on what we consider to be a strategic opportunity to work with ExxonMobil," said Michael L. Burrow, P.E., ENGlobal's President and Chief Executive Officer. "By teaming with WorleyParsons, ENGlobal is able to participate in the maintenance and project work available at ExxonMobil, and build on our quality, long-term relationship."

About ENGlobal Corporation
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ENGlobal Corporation provides engineering and systems services principally for the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,800 employees in 14 offices and occupies over 300,000 square feet of office and manufacturing space. In 2005 and 2004, the Company was named the #1 fastest growing engineering firm in the United States by ZweigWhite and was ranked #2 in 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


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      654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060-5914
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
April 5, 2006
Page 2


Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to the Company's ability to achieve its business strategy while effectively managing costs and expenses, and the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Among other matters, there can be no assurance that the Company will provide significant services under its new contract or that the provisions of those services will be profitable. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. In addition, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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